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                   ALLEGIANT BANCORP, INC.

                      STOCK OPTION PLAN
                      -----------------


1.  Purpose of the Plan.
    -------------------

          1.1 The Allegiant Bancorp, Inc. Stock Option Plan (herein called the "Plan") of Allegiant Bancorp, Inc., a Missouri corporation (herein called the "Company") and its subsidiary is designed and intended (a) to encourage ownership of the Company's Common Stock by employees of the Company and its subsidiary, and to provide additional incentive for them to promote the success of the business of the Company, and (b) to be helpful as a further incentive in attracting qualified personnel to enter the employ of the Company and its subsidiary.
It is expected that the added interest of the participating employees under this Plan, and their proprietary attitude toward the Company resulting from their investment in the Company's Common Stock, will promote the future growth, development and continued success of the Company.

          1.2  As used in the Plan, "subsidiary" shall mean
Allegiant National Bank.

          1.3 As used in the Plan, "employee" shall mean an individual who performs services for the Company or its subsidiary; provided, however, that the term "employee" shall not include any individual who is a director of the Company or its subsidiary but who is not also an officer of the Company.

2.  Stock Subject to the Plan.
    -------------------------

          Sixty-two thousand six hundred sixty-six (62,666) shares of the Common Stock, $.01 par value, of the Company shall be reserved for issuance upon the exercise of options granted under the Plan. Such shares may, as the Board of Directors in its sole discretion from time to time determines, include whole or fractional shares.
In the event an option is exercised, the Company may use authorized but unissued shares or shares held in treasury in lieu thereof. If any option granted under the Plan shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for the purposes of the Plan.

3.  Administration of the Plan.
    --------------------------

          3.1 The Plan shall be administered by the Board of Directors of the Company, who may also be officers of the Company and/or its subsidiary.

          3.2 Subject to the express provisions of the Plan, the board shall have plenary authority, in its sole discretion, to determine the individuals to whom options shall be granted, the number of shares subject to each option, and the time or times at


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which options shall be granted.  Subject to the express
provisions of the Plan, the board shall also have plenary authority, in its discretion, to construe and interpret the Plan, to make determinations in administration of the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective stock option agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan. The board's actions and determinations on matters referred to in this Section 3 shall be conclusive on all persons whomsoever. No act or failure to act on the part of the board, or on the part of any member thereof, shall result in any liability whatsoever if taken in good faith.

4.  Type of Option Granted by the Plan.
    ----------------------------------

          The board shall have authority to grant options which qualify as Incentive Stock Options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and to grant options which do not qualify as Incentive Stock Options, provided, however, such non-Incentive Stock Options must be identified as such in the terms of the grant. The specific terms of this Plan shall apply to an option which is not an Incentive Stock Option only to the extent determined by the Board of Directors.

5.  Eligibility to Receive Options Under the Plan.
    ---------------------------------------------

          5.1 Options may be granted under the Plan to any employee pursuant to a written stock option agreement approved as to form and content by the Board of Directors. An employee who has been granted an option under the Plan may be granted an additional option or options hereunder at any time, if otherwise eligible under the provisions of the Plan. An option may be granted to an individual upon the condition that such individual will become an employee of the Company or its subsidiary, provided however, that such a conditional option shall be deemed to be granted only on the date such individual becomes an employee.

          5.2 In making a determination as to persons to whom options shall be granted under the Plan, and the number of shares to be covered by such options, the board shall take into consideration the nature of the services rendered or to be rendered by the employee, the employee's present and potential contributions to the success of the Company, and such other factors as the board shall deem relevant in accomplishing the purposes of the Plan. Any and all determinations made by the board pursuant to this section shall be binding upon all persons whomsoever, and no employee eligible to receive an option under the Plan shall have any legal right to complain as to any determination which shall be made by the board hereunder as to him.

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          5.3  Nothing contained in the Plan shall be construed
to limit the right of the Company to grant options otherwise than under the Plan.

6.  Option Price.
    ------------

          The purchase price of the stock subject to each option granted hereunder shall be determined by the board; provided, however, that such price shall not be less than the fair market value of the stock at the time of the grant of the option as determined in good faith by the board. In no event shall said purchase price per share be less than the par value of such stock subject to the option.

7.  Term of Options.
    ---------------

          7.1 The term of each option granted pursuant to the Plan shall not exceed ten (10) years from the date of granting thereof. Within such ten-year limit, options will be exercisable only at such time or times, subject to the restrictions of Sections 9, 10 and 11, and any other restrictions and conditions, as the board shall in each instance approve, which need not be uniform for all individuals to whom options are granted.

          7.2 Except as provided in Sections 9, 10 and 11, no option may be exercised at any time unless the optionee is then an employee of the Company or its subsidiary and has been so employed continuously since the granting of the option.

8.  Date of Grant of Option.
    -----------------------

          The grant of an option under the Plan shall take place on or as of the date the board grants an employee a particular option; provided, however, that if the resolution or other written determination of the board specifies that an option is to be granted as of and at some future date, the date of grant shall be such future date.

9.  Exercise of Option.
    ------------------

          9.1 Except as provided in Sections 10 and 11 and unless otherwise provided in the terms under which the board grants the option, each option shall be fully exercisable during the period beginning on the date of grant and ending on the tenth anniversary of the date of grant.

          9.2 To the extent that the right to purchase shares under an option granted under the Plan is exercisable, the right may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised, accompanied by payment of the exercise price either: (i) in cash, (ii) in the discretion of the board, by tender to the Company of shares of Common Stock of the Company, owned by the optionee and registered in the optionee's

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name, having a fair market value equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the board, by any combination of (i) and (ii) hereof. The fair market value of stock tendered as payment shall be determined according to the criteria for determining fair market value adopted by the board or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations.

          9.3 The proceeds of sale of stock subject to an option shall be added to (a) the capital stock account of the Company to the extent of the par value of the shares and (b) the excess to the account reflecting capital in excess of par.

          9.4 After the exercise of an option, as above provided, the Company shall within a reasonable time deliver to the person exercising the option a certificate or certificates issued in the name of the person who exercised the option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares, without liability of the person exercising the option for any transfer or issue tax, state or Federal, then payable. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the restriction, listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such restriction, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

          9.5 An optionee under an option granted under the Plan shall have no rights as a shareholder with respect to any shares covered by an option except to the extent that one or more certificates for shares shall have been delivered to him upon due exercise of an option as above provided.

          9.6 An option granted under the Plan shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, unless the optionee is under legal disability, in which case it may be exercised by the optionee's duly appointed legal representative.

10.  Termination of Employment.
     -------------------------

          10.1 Except as specified to the contrary in any option agreement entered into under the Plan, if an optionee under an option granted under the Plan ceases to be an employee of the

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Company or a subsidiary for any reason other than the death of the employee, all of the optionee's options under the Plan shall expire three months after the optionee ceases to be an employee (or, if the optionee becomes disabled within the meaning of Section 105(d)(4) of the Code, such options shall expire twelve months after the termination of the optionee's employment on account of such disability) as to all shares for which they have not theretofore been exercised, and during such three-month (or twelve-month) period an option shall be exercisable only as to those shares with respect to which it had become exercisable, under the provisions of the particular option, on the date of termination of employment (or disability); provided, however, that no option may be exercised after the expiration date specified for the particular option.

          10.2 The transfer of an employee from one corporation to another among the Company and any subsidiary or leave of absence (as described in Section 1.421-7(h)(2) of the Income Tax Regulations) with the written consent of the Company or a subsidiary shall not be a termination of employment for the purposes of the Plan.

11.  Death of Optionee.
     -----------------

          If an optionee under an option granted under the Plan dies while an employee of the Company or its subsidiary, or dies within three months after the termination of such employment, the shares which the optionee was entitled to purchase on the date of the optionee's death under an option or options under the Plan may be purchased under the option or options at any time after the optionee's death by the person or persons to whom said rights under the option or options shall have passed by the optionee's will or by the applicable laws of descent and distribution; provided, however, that no option may be exercised after the earlier of (a) eighteen (18) months after the optionee's death or
(b) the expiration date specified for the particular option.

12.  Effect of Merger, Change in Capitalization, Etc.
     ------------------------------------------------

          12.1 In the event of any reclassification or increase or decrease in the number of the issued shares of Common Stock of the Company by reason of the payment of a stock dividend, a split-up or consolidation or shares, a recapitalization, a combination or exchange of shares or any like capital adjustment, then (a) the aggregate number, and the class, of shares reserved under the Plan shall be as though the shares reserved had been outstanding prior to any adjustment as aforesaid, and (b) as to any outstanding unexercised options theretofore granted under the Plan, there shall be a corresponding adjustment as to the class and number of shares covered by each option, and as to the purchase price under each option, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event without change in the total purchase price applicable to said option.

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          12.2 In the event the Company shall approve a plan or
reorganization or of merger into or consolidation with any other corporation, and appropriate provision is made for the resulting corporation's assumption of the Plan under terms whereby the unexercised portion of each option then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation to a holder of the number of shares which were subject to the option immediately prior to such reorganization, merger or consolidation, without change in the total purchase price applicable to said option, then such options shall continue under the Plan.

          12.3 In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is not made for the assumption of the Plan by the resulting corporation as above provided in paragraph 12.2, or in the event the Company shall approve a plan of dissolution, liquidation or sale of substantially all of its assets, then in any such event, the unexercised portion of each option then outstanding under the Plan shall terminate as of a date fixed by the Board of Directors upon not less than thirty days' written notice to each optionee; provided, however, that any such option shall be accelerated and may be exercised in whole or in part before the termination date fixed as aforesaid without regard to any installment or serial exercise provisions thereof; provided further, however, that such termination shall be fixed as a date on or before the effective date of such reorganization, merger, consolidation, dissolution, liquidation or sale.

          12.4 In the event the Company shall issue additional capital stock of any class for cash or other consideration, there shall be no adjustment in the number of shares covered by outstanding options under the Plan, and no adjustment in the purchase price under such options.

13.  Termination and Amendment of the Plan.
     -------------------------------------

          13.1 This Plan shall terminate on September 30, 1999, and no option shall be granted hereunder after said date, but such termination shall not affect any option theretofore granted. The Board of Directors of the Company may suspend, discontinue or terminate the Plan at any time, and may from time to time make such changes in and additions to the Plan as the Board of Directors shall deem advisable; provided, however, that the Board of Directors may not, without approval by the shareholders of the Company, change (a) the maximum number of shares for which options may be granted under the Plan, (b) the minimum option price, (c) the maximum periods during which options may be granted or exercised, or (d) the provisions relating to the eligibility of employees to whom options may be granted.

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          13.2 Subject to other provisions of the Plan, no
termination or amendment of the Plan may, without the consent of the optionee under an option then outstanding, terminate such option or materially and adversely affect the rights of the optionee thereunder.

14.  Amendments to Internal Revenue Code or Regulations.
     --------------------------------------------------

          Any reference in this Plan to a section of the Code or a section of the Income Tax Regulations shall include any amendments thereto and shall include such additional sections of the Code or Regulations into which the substance of the cited sections shall be incorporated.



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